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                                                                    Exhibit 23.1

                   Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 1999 pertaining to the financial statements and schedule of Insight Communications Company, L.P. and our report dated
April 5, 1999 pertaining to the financial statements of Insight Communications of Central Ohio, LLC in Amendment No 1 to the Registration Statement (Form S-1, No. 333-78293) and related Prospectus of Insight Communications Company, Inc. for the registration of its Class A Common Stock.

                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP


New York, New York
June 23, 1999